Report of Independent
Accountants

To the Trustees and
Shareholders
of J.P. Morgan California
Bond Fund


In planning and performing
our audit of the financial
statements of J.P. Morgan
California Bond Fund (the
Fund) for the year ended
April 30, 2001, we considered
its internal control,
including control activities
for
safeguarding securities, in
order to determine our
auditing
procedures for the purpose of
expressing our opinion on the
financial statements and to
comply with the requirements
of
Form N-SAR, not to provide
assurance on internal
control.

The management of the Fund is
responsible for establishing
and maintaining internal
control.  In fulfilling this
responsibility, estimates and
judgments by management are
required to assess the
expected benefits and related
costs of
controls.  Generally,
controls that are relevant to
an audit
pertain to the entitys
objective of preparing
financial
statements for external
purposes that are fairly
presented in
conformity with generally
accepted accounting
principles.
Those controls include the
safeguarding of assets
against
unauthorized acquisition, use
or disposition.

Because of inherent
limitations in internal
control, errors or
fraud may occur and not be
detected.  Also, projection
of
any evaluation of internal
control to future periods is
subject to the risk that
controls may become
inadequate
because of changes in
conditions or that the
effectiveness of
their design and operation
may deteriorate.

Our consideration of internal
control would not necessarily
disclose all matters in
internal control that might
be
material weaknesses under
standards established by the
American Institute of
Certified Public Accountants.
A
material weakness is a
condition in which the design
or
operation of one or more of
the internal control
components
does not reduce to a
relatively low level the risk
that
misstatements caused by error
or fraud in amounts that
would be material in relation
to the financial statements
being audited may occur and
not be detected within a
timely period by employees in
the normal course of
performing their assigned
functions.  However, we noted
no matters involving internal
control and its operation,
including controls for
safeguarding securities, that
we
consider to be material
weaknesses as defined above
as of
April 30, 2001.

This report is intended
solely for the information
and use of
the Trustees, management and
the Securities and Exchange
Commission and is not
intended to be and should not
be
used by anyone other than
these specified parties.



June 12, 2001